UNITED STATES SECURITIES AND EXCHANGE COMMISSION
            Washington, D.C. 20549

           FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2003

      CASINO JOURNAL PUBLISHING GROUP, INC.
      (Exact name of registrant as specified
                    in its charter)

NEVADA                            22-3378922
(State or other jurisdiction   (I.R.S. Employer
of incorporation or          Identification Number
organization

8025 Blackhorse Pike, Bayport One,
Suite 470
West Atlantic City, NJ                     08232
(Address of principal executive offices) (Zip Code)

              (201) 599-8484
      (Registrant's telephone number,
             including area code)

Item 1. Changes in Control of Registrant - None

Item 2. Acquisition or Disposition of Assets. - On January 3, 2003, the Board of Directors of Casino Journal approved the spin-off of one of its subsidiaries, Gaming Venture Corp., U.S.A., (previously Gaming
Venture's West, Inc.) as a separate company.   Casino Journal provided
its shareholders one share of Gaming Venture for every three shares of Casino Journal owned as of the record date, April 1, 2003. No
fractional shares were issued.   The fractional shares were rounded
down with no cash out.

The decision to spin-off Gaming Venture was primarily due to Casino
Journal's change to a consumer oriented publishing company.   In
January 2001, Casino Journal sold its trade show and trade related
publications to Gem Communications.   Gem Communications did not have
any desire to acquire the publications from Gaming Venture due to the focus of these newsletters being more on the financial end of the
industry.   Gem Communications did not have any personnel who had the
knowledge to publish the type of newsletters that Gaming Venture
produces.   Gem Communications also did not have an interest in
acquiring newsletters targeting the hotel industry.   Casino Journal
did not attempt to sell Gaming Venture's newsletter to any other third
parties.   With the completion of that sale, Casino Journal became
primarily focused on its consumer publications, Casino Player and Strictly Slots magazines and its Classic Poker and Gaming Cruises
division, all consumer related.   Gaming Venture's business of daily,
weekly and annual publications focusing on the financial and trade side of the gaming and lodging sectors along with its consulting operations has become non-core operations for Casino Journal and it was the board's view that Gaming Venture's growth has been constrained due to that.

The board of directors of Casino Journal believes that Gaming Venture's operation had become non-core primarily due to the fact that they
generate less than 3% of Casino Journal's total revenues.   Gaming
Venture's newsletters and consulting business were marketed through Casino Journal's trade magazine and trade shows, assets which were sold
to Gem Communications in 2001.   Mr. Woinski, Gaming Venture's chief
executive officer and president has also devoted most of his time to issues related to Casino Journal for the past 5 years, resulting in
declines in the revenue of Gaming Venture.   The board of directors of
Casino Journal believes that when Mr. Woinski has more time to devote to Gaming Venture, growth will accelerate at Gaming Venture again.


Item 3. Bankruptcy or Receivership. None.

Item 4. Changes in Registrant's Certifying Accountant. None.

Item 5. Other Events.  None

Item 6. Resignation of Registrant's Directors.    Pursuant to the terms of
the spin off of the Gaming Venture Corp., U.S.A. unit to Casino Journal shareholders, Alan R. Woinski resigned as President, Chief Financial Officer and a member of the Board of Directors and Kim Santangelo-Woinski resigned as a member of Board of Directors on April 1, 2003, the record
date of the spin-off of Gaming Venture Corp., U.S.A.   Mr. Woinski will
remain as a consultant to the Company for a period of three years.   Derek
James, Corporate Controller, was named Chief Financial Officer. Adam Fine, Chief Operating Officer and a member of the Board of Directors, was given the additional title of President.

Item 7. Financial Statements and Exhibits.

Exhibits.   None

Item 8. Change in Fiscal Year. None


                        SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

Casino Journal Publishing Group, Inc. (Registrant)

By: /s/Glenn Fine
        ----------------------------
Chief Executive Officer

Date: April 9, 2003